Exhibit 10.17a

[LETTERHEAD OF APS]


     William J. Post                                Mail Station 9038
     President and              Tel. 602/250-2588   PO Box 53999
     Chief Executive Officer    Fax 602/250-3002    Phoenix, Arizona  85072-3999


October 3, 1997

Mr. James M. Levine
4817 North Greentree Drive East
Litchfield Park, AZ 85340

RE: Compensation Adjustments

Dear Jim:

Your contribution to the success of the Palo Verde Nuclear Plant has been significant and greatly appreciated. The success of the plant is exemplified by the specific achievement of Level I SALP and INPO ratings. It is now critical to maintain a Level I rating through the remainder of this year and beyond. To that end, I am providing you with an additional compensation opportunity which allows for a $50,000 cash payout for the achievement of a Level I rating for each target. As a point of clarification the $50,000 incentive opportunity for each target is effective immediately, and totals to maximum of $100,000.

I appreciate your continued contribution and leadership to the Company.

Sincerely,

William J. Post